UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Globe Specialty Metals, Inc. (the “Company”) was held on December 6, 2010. Three proposals were submitted to stockholders as described in the 2010 Proxy Statement and were approved by stockholders at the meeting. The proposals and the results of the stockholder votes are as follows.

Reelection of directors	For	Withheld	Broker Non-Votes
Donald G. Barger, Jr.	54,830,879	3,332,119	7,782,252
Thomas A. Danjczek	54,832,437	3,330,561	7,782,252
Stuart E. Eizenstat	57,729,052	433,946	7,782,252
Alan Kestenbaum	55,430,418	2,732,580	7,782,252
Franklin L. Lavin	57,742,432	420,566	7,782,252

All of the Company’s nominees were reelected.

	For	Against	Abstentions	Broker Non-Votes
Proposal to approve the Company’s 2010 Annual Executive Bonus Plan	56,747,193	1,380,044	35,761	7,782,252

The proposal was approved.

	For	Against	Abstentions	Broker Non-Votes
Proposal to approve an amendment to the Company’s 2006 Employee, Director and Consultant Stock Plan	49,037,708	9,095,428	29,862	7,782,252

The proposal was approved.

	For	Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011	65,644,003	190,837	110,410	--

The proposal was approved.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: December 9, 2010	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer